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                                                                      EXHIBIT 99
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FOR RELEASE MARCH 24, 1999 AT 8:45 AM EST
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   SYSTEMSOFT CORPORATION TO FILE FOR PROTECTION UNDER CHAPTER 11 OF THE U.S.
                                BANKRUPTCY CODE.

NATICK, MA - March 24, 1999 - SystemSoft Corporation (OTC: SYSF) today will file for protection under Chapter 11 of the U.S. Bankruptcy Code. The company will attempt to sell off its technology assets to interested parties for the benefit of creditors and shareholders. The company intends to operate at reduced staff levels to fulfill obligations under contracts to existing customers until assets of the business are sold.


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Any statements that are not historical facts contained in this release, including statements regarding management's goals and objectives, the Company's future strategy, prospective strategic alliances, the proposed settlement of the securities class action, and management's operating plans are forward looking statements. Those statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to those relating to the Company's cash liquidity and lack of working capital, market acceptance of the Company's products, competition, lack of cooperation and support from current customers, vendors and commercial bankers, the failure to obtain final court approval of the pending securities class actions, and other risks identified in the Company's Securities and Exchange Commission filings.


For further information contact: Terri Bonee, SystemSoft Corporation at (508) 651-0088.